Exhibit 10.5

LOAN AGREEMENT made and entered into as of the lst day of Nov. 2014 by and between and Full Spectrum Inc. ("Full Spectrum").

1.	Loan. _______ hereby agrees to loan to Full Spectrum the sum of US$210,000 ("Loan") to be used towards manufacturing product for ________________________. The principle amount of the Loan, with the fee as provided below, shall be repayable by March 16, 2015 (the "Maturity Date"). Full Spectrum have the right of prepaying the whole or part of the Loan owing hereunder at any time without notice or penalty.

2.	Fee/Interest on Loan. Provided the loan is repaid on or prior to Maturity Date the fee for the Loan shall be $16,800. If the Loan is not repaid by the Maturity Date then in addition to the said fee interest with respect to the principle amount of the Loan shall be accrued at a rate of 18% per annum from the Maturity Date until repayment in full. The accrued interest will be repaid at the time of repayment of the principle amount of the Loan.

3.	Miscellaneous. This agreement shall be governed by the laws of the State of Delaware. This agreement shall be binding upon the successors and assigns of the parties hereto.

IN WITNESS WHEREOF, each of the undersigned has set forth its signature as of the date first written above.

Full Spectrum Inc.